Exhibit 99.1

Rockwell Medical Announces Appointment of Russell L. Skibsted as Executive Vice President, Chief Financial Officer and Chief Business Officer

WIXOM, Mich., September 15, 2020 (GLOBE NEWSWIRE) -- Rockwell Medical, Inc. (Nasdaq: RMTI) (“Rockwell Medical” or the “Company”), a biopharmaceutical company dedicated to transforming the treatment of iron deficiency and anemia management and improving outcomes for patients around the world, today announced the appointment of Russell L. Skibsted, M.B.A., as Executive Vice President, Chief Financial Officer (“CFO”) and Chief Business Officer (“CBO”), effective September 15, 2020. In this new role, Mr. Skibsted will be responsible for business development, financial operations and investor relations for the Company and will oversee the Finance and Accounting, Legal and Compliance, and Human Resources and Administration functions, reporting to the Chief Executive Officer and Board of Directors.

"We are pleased to announce Russell’s appointment as CFO and CBO of Rockwell Medical. His more than two decades of life sciences industry executive experience, including roles as CFO and CBO of publicly-traded biotechnology companies, are an excellent match for our Company as we focus on transforming our business through executing our commercial and worldwide business development strategy for Triferic and Triferic AVNU in kidney dialysis, and prioritize the development potential of our FPC platform to address iron deficiency and iron deficiency anemia in other medical indications,” said Russell Ellison, M.D., M.Sc., President and Chief Executive Officer of Rockwell Medical. “Russell will be a dynamic contributor to our leadership team, and we warmly welcome him to the Company."

“I am honored to join Rockwell Medical at this pivotal time for the Company and look forward to working with the executive team and other stakeholders to strategically advance the business and bring value to patients and stockholders,” said Mr. Skibsted.

Mr. Skibsted is a seasoned executive with more than 25 years of experience in finance, global business development, capital raising, investor relations, and operations. He has worked with a variety of both public and private life sciences companies, from commercial stage, development stage and start up. Prior to joining Rockwell, he served as CFO of AgeX Therapeutics (NYSE American: AGE) , a biotechnology company focused on cell therapy targeting the diseases of aging that was spun out of BioTime, Inc. (currently Lineage Cell Therapeutics, Inc. (NYSE American and TASE: LCTX)). Previously, Mr. Skibsted served as CFO of BioTime, Inc., a publicly-traded biotechnology company which he joined in 2015, where he simultaneously, from time to time, performed the role of Chief Financial Officer for several of BioTime’s public and private subsidiaries, including Agex Therapeutics, OncoCyte Corporation (NYSE American: OCX), a developer of novel, non-invasive tests for the early detection of cancer (November 2015 through November 2017) and Asterias Biotherapeutics, Inc., a biotechnology company pioneering the field of regenerative medicine with clinical programs in spinal cord injury and oncology immunotherapy (March 2016 through November 2016). Prior to BioTime, Mr. Skibsted’s served as CFO or Chief Business Officer for several public and private life science companies, including Proove Biosciences, Aeolus Pharmaceuticals, Spectrum Pharmaceuticals and Hana Biosciences. From time to time, he also acted as a consulting CFO to various life science companies as Managing Director of RSL Ventures. Earlier in his career, Mr. Skibsted’s held roles as Portfolio Management Partner and CFO at Asset Management Company, one of the oldest and most respected venture capital firms in Silicon Valley, and Vice President for GE Capital Services Structured Finance Group. Mr. Skibsted holds a B.A. in Economics from Claremont McKenna College and an M.B.A. from the Stanford Graduate School of Business.

About Rockwell Medical

Rockwell Medical is a biopharmaceutical company dedicated to transforming iron deficiency and anemia management in a wide variety of therapeutic areas and across the globe, improving the lives of very sick patients. The Company’s initial focus is the treatment of anemia in end-stage kidney disease (ESKD). Rockwell Medical's exclusive renal drug therapies, Triferic (ferric pyrophosphate citrate) Dialysate and Triferic AVNU, are the only FDA-approved therapeutics indicated for iron replacement and maintenance of hemoglobin in hemodialysis patients. Rockwell Medical is also an established manufacturer, supplier and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad.

About Triferic Dialysate and Triferic AVNU

Triferic Dialysate and Triferic AVNU are the only FDA-approved therapies in the U.S. indicated to replace iron and maintain hemoglobin in hemodialysis patients during each dialysis treatment. Triferic Dialysate and Triferic AVNU have a unique and differentiated mechanism of action, which has the potential to benefit patients and health care economics. Triferic Dialysate and Triferic AVNU represent a potential innovative medical advancement in hemodialysis patient iron management - with the potential to become the future standard of care.

Triferic Dialysate and Triferic AVNU both deliver approximately 5-7 mg iron with every hemodialysis treatment to the bone marrow and maintain hemoglobin without increasing iron stores (ferritin). Both formulations donate iron immediately and completely to transferrin (carrier of iron in the body) upon entry into the blood which is then transported directly to the bone marrow to be incorporated into hemoglobin, with no increase in ferritin (stored iron and inflammation) and no reports of anaphylaxis in over 1,000,000 patient administrations, addressing a significant medical need in overcoming Functional Iron Deficiency (FID) in ESKD patients.

Important Safety Information

Serious hypersensitivity reactions, including anaphylactic-type reactions, some of which have been life-threatening and fatal, have been reported in patients receiving parenteral iron products. Patients may present with shock, clinically significant hypotension, loss of consciousness, and/or collapse. Monitor patients for signs and symptoms of hypersensitivity during and after hemodialysis until clinically stable. Personnel and therapies should be immediately available for the treatment of serious hypersensitivity reactions. Hypersensitivity reactions have been reported in 1 (0.3%) of 292 patients receiving Triferic in two randomized clinical trials.

Iron status should be determined on pre-dialysis blood samples. Post dialysis serum iron parameters may overestimate serum iron and transferrin saturation.

The most common adverse reactions (≥3% and at least 1% greater than placebo) in controlled clinical studies include: procedural hypotension (21.6%), muscle spasms (9.6%), headache (9.2%), pain in extremity (6.8%), peripheral edema (6.8%), dyspnea (5.8%), back pain (4.5%), pyrexia (4.5%), urinary tract infection (4.5%), asthenia (4.1%), fatigue (3.8%), arteriovenous (AV) fistula thrombosis (3.4%), and AV fistula site hemorrhage (3.4%).

Triferic® is a registered trademark of Rockwell Medical, Inc.

Notice of Issuance of Inducement Grants

Pursuant to his employment agreement, Mr. Skibsted will be awarded stock-based compensation representing the right to acquire shares of common stock (the “Inducement Grants”). The Inducement Grants will consist of options to purchase up to 750,000 shares of common stock, subject to 600,000 of which are subject to time-based vesting conditions and 150,000 of which are subject to performance-based vesting conditions. The Inducement Grants will be issued upon Mr. Skibsted’s commencement of employment (the “Grant Date”), and all stock options included within the Inducement Grants will have an exercise price equal to the fair value of the common stock on the Grant Date. The Inducement Grants have been approved by the Company’s Board of Directors and the Compensation Committee of the Board of Directors. The Inducement Grants will be issued outside of the Company’s stockholder-approved equity incentive plans as an inducement grant, in accordance with Nasdaq Listing Rule 5635(c)(4).

CONTACTS
Investors:
Argot Partners
212.600.1902
Rockwell@argotpartners.com

Media:
David Rosen
Argot Partners
212.600.1902
david.rosen@argotpartners.com